Exhibit 2.3

LETTER FROM EL DORADO RESEARCH VENTURES LIMITED

(“EMULEX BIDCO”) TO OPTIONHOLDERS

(Incorporated and registered in New Zealand with company number 4116578)

Directors of Bidco:	Registered Office:
James Michael McCluney	El Dorado Research Ventures Limited
Michael James Rockenbach	c/- Quigg Partners
Randall Glenn Wick	7th Floor, Bayleys Building
36 Brandon Street
Wellington
New Zealand
21 December 2012

Dear Optionholder,

Recommended Cash Offer by Emulex Bidco for Endace

WARNING: YOU MUST TAKE POSITIVE ACTION IN RESPONSE TO THIS LETTER AND THE OFFER. IF YOU DO NOT TAKE POSITIVE ACTION, YOUR OPTIONS MAY EXPIRE AND BE OF NO VALUE.

1.	INTRODUCTION

Emulex and Endace announced on 6 December 2012 the terms of a cash offer to be made by Emulex Bidco for the entire issued and to be issued share capital (including Options) of Endace. The Offer values the entire issued and to be issued share capital of Endace at approximately £80.7 million and each Share at 500 pence (the “Offer Price for each Share”).

Please read this letter carefully. Your attention is drawn, in particular, to the conditions and further terms of the Offer set out in Part 2 of the Offer Document which accompanies this Letter. All words and expressions defined in the Offer Document have the same meaning in this letter (the “Optionholder Letter”). The terms and conditions of the Offer as contained or referred to in the Offer Document are deemed to be incorporated herein.

To accept the Offer in respect of Options you must complete, sign and return the Form of Acceptance for Options enclosed with this Letter together with your option certificate(s) and/or other documents of title as soon as possible and, in any event, so as to be received by no later than 1.00 p.m. (London time) on 29 January 2013 (which is 2.00 a.m. New Zealand time the next day).

2.	THE OFFER

The consideration offered for each Option depends on the terms of issue of the Option. Subject to the terms of the Offer, Emulex Bidco is offering for each Option the Offer Price for each Share less the exercise amount payable by the Optionholder to convert the Option to a Share, pursuant to the terms of issue of the relevant Option.

Endace’s target company statement, together with an independent adviser’s report on the merits of this Offer and another independent adviser’s report on the fairness and reasonableness of the consideration and terms of this Offer as between classes of securities should be read in conjunction with this letter, the Offer Document and the accompanying Form of Acceptance for Options.

In the event that the Offer lapses or expires, for whatever reason, the Options will continue to be exercisable (i.e. can be converted to Shares upon payment of the exercise amount) on the terms on which they were issued (including as to their expiry).

3.	COMPULSORY ACQUISITION

If Emulex Bidco receives acceptances under the Offer in respect of, and/or otherwise becomes the holder or controller of, 90 per cent. or more of the voting rights in Endace and assuming that all of the other Conditions have been satisfied or waived (if capable of being waived), Emulex Bidco intends to exercise its rights in accordance with the Takeovers Code (New Zealand) to acquire compulsorily the remaining Shares on the same terms as the Offer. In these circumstances any outstanding Options will only be acquired under the compulsory acquisition process if they have not expired. The Options will expire on the date falling 10 days after the date that the Offer goes unconditional, which may (under the Takeovers Code (New Zealand)) occur after the Closing Date.

4.	PROCEDURE FOR ACCEPTANCE OF THE OFFER

To accept the Offer in respect of Options, you must complete, sign and return the Form of Acceptance for Options enclosed with this letter together with your option certificate(s) and/or other documents of title.

5.	SETTLEMENT

Subject to the Offer becoming or being declared unconditional in all respects and provided that the Form of Acceptance, option certificate(s) and/or other document(s) of title are in order, settlement of the consideration to which any Optionholder is entitled under the Offer will be effected: (i) in the case of acceptances received by the date on which the Offer becomes or is declared unconditional, within seven days of such date; and (ii) in the case of acceptances received after such date but while the Offer remains open for acceptance, within seven days of such receipt, in the following manner:

Endace, as agent for Emulex Bidco, has agreed to facilitate payment under the Offer to Optionholders through usual payroll processes for Optionholders that are existing employees where practicable, and otherwise by cheque or electronic transfer to a nominated bank account. Optionholders will be paid in the currency selected on the Form of Acceptance for Options, net of taxes required to be withheld under applicable law. If no currency is selected, Optionholders will be paid in the currency which they are paid as an employee of Endace and otherwise in British pounds.

6.	YOUR CHOICES

In summary, your choices in response to the Offer include:

•

ACCEPT the Offer, in which case, provided the Offer goes unconditional, you will be paid the Offer Price for each Share for each Option LESS the exercise amount payable by you to convert the Option into a Share and net of taxes required to be withheld under applicable law. For the avoidance of doubt, if the exercise amount for any of your Options is equal to or greater than the Offer Price for each Share, you will be paid nothing for those Options;

•	REJECT the Offer, in which case, if the Offer goes unconditional, you may lose any value in the Options.

If you choose to ACCEPT the Offer, you have the choice of receiving payment in British pounds, New Zealand dollars, Australian dollars or US dollars. If you elect to be paid in New Zealand dollars, Australian dollars or US dollars the consideration payable to you will be converted from British pounds to New Zealand dollars, Australian dollars or US dollars (as the case may be) at the spot rate for buying the selected currency with British pounds. The relevant spot rate will be the prevailing rate of exchange, as quoted by HSBC New Zealand at 10.00 a.m. (New Zealand time) on the date two business days before the date of payment. If you do not elect to be paid in a particular currency you are deemed to have selected to be paid in the currency which you are paid as an employee of Endace and otherwise in British pounds. Any payments to Optionholders will be made net of taxes required to be withheld under applicable law.

WARNING

If you do not ACCEPT the Offer for your Options (or convert your Options to Shares), your Options will expire on the date falling 10 days after the date that the Offer goes unconditional in accordance with the terms of the Options (and an Endace Board Resolution dated 27 November 2012). If your Options expire, they will be of no value.

To accept the Offer in respect of Options you must complete, sign and return the Form of Acceptance for Options enclosed with this letter together with your option certificate(s) and/or other documents of title as soon as possible and, in any event, so as to be received by no later than 1.00 p.m. (London time) on 29 January 2013 (which is 2.00 a.m. New Zealand time the next day).

7.	QUESTIONS

If you have any questions relating to accepting the Offer, please e-mail Endace’s legal advisers, David Flacks of Bell Gully, Auckland, at: david.flacks@bellgully.com

Your decision as to whether to accept the Offer will depend on your individual circumstances. If you are in any doubt as to the action you should take, you are recommended to seek your own financial advice from an appropriately authorised financial adviser, without delay.

Yours faithfully,

for and on behalf of
Emulex Bidco

FORM OF ACCEPTANCE FOR OPTIONS

RECOMMENDED CASH OFFER BY

EL DORADO RESEARCH VENTURES LIMITED (“EMULEX BIDCO”)

FOR ALL OF THE OPTIONS IN ENDACE LIMITED (“ENDACE”)

Registered Optionholder (the Seller):

THIS FORM OF ACCEPTANCE FOR OPTIONS IS FOR HOLDERS OF OPTIONS ONLY. IF YOU WISH TO ACCEPT EMULEX BIDCO’S OFFER FOR YOUR SHARES, PLEASE USE THE FORM OF ACCEPTANCE FOR SHARES

Option Class
Conversion price = (a)
Offer Price per Share = (b)
Consideration per Endace option (i.e., (b) – (a)) = (c)*
Number of Endace options held = (d)
Total consideration for Option Class (i.e., (c) x (d)) = (e)**
Partial Acceptance **

*	Note: if (a) is greater than, or equal to, (b), the Consideration per Endace option is zero.

**

Note: if an Optionholder wishes to accept the Offer for some but not all of his or her Endace options, he or she should insert the number of Endace options for which they wish to accept the Offer in the last row of the table above and the total consideration payable will be reduced accordingly.

PLEASE REFER TO THE INSTRUCTIONS OVERLEAF FOR DIRECTIONS ON HOW TO

COMPLETE THIS FORM OF ACCEPTANCE FOR OPTIONS

Endace, as agent for Emulex Bidco, has agreed to facilitate payment under the Offer to Optionholders through usual payroll processes for Optionholders that are existing employees where practicable, and otherwise by cheque or electronic transfer to a nominated bank account. Optionholders will be paid in the currency selected below, net of taxes required to be withheld under applicable law.

If you are a current employee of Endace, you are encouraged to select the currency in which you are paid by Endace as an employee. If no currency is selected, Optionholders will be paid in the currency in which they are paid as an employee of Endace and otherwise in British pounds.

Preferred currency for payment (please select by ticking the relevant box below):

British pounds: ☐           US$: ☐          NZ$:  ☐          AUS$: ☐

If you hold options but are not a current employee of Endace, please select your preferred method of payment by ticking the relevant box below:

Cheque: ☐          Electronic transfer: ☐

Electronic transfer details

If you prefer payment to be made by electronic transfer please provide your bank account details below:

Bank:

Branch:

Full Account Number:

Contact Details

To facilitate future communication, please provide your contact details below:

Daytime phone number:	E-mail address:

By signing this form the Seller hereby:

(a)	irrevocably:

(i)

accepts the offer of Emulex Bidco dated 21 December 2012 (the Offer), for the number of Endace options set out in the table above (which is grouped by option class) (being all of your Options unless a different number is inserted in the “Partial Acceptance” line, in which case the Offer is accepted only in respect of such different number) (the Options); and

(ii)	agrees to transfer all the Options to Emulex Bidco, subject to the terms and conditions of the Offer;

(b)	appoints Emulex Bidco as the Seller’s attorney; and

(c)	undertakes and warrants as set out in clauses 4.5 and 4.6 under the heading “Part A: Terms and Conditions” in Part 2 (“Terms and Conditions of the Offer”) of the Offer Document.

Dated and signed the	day of	20

FOR AN INDIVIDUAL/ATTORNEY

Your signature(s):

Note that if this Form of Acceptance for Options is signed under a power of attorney, the attorney must complete the certificate of non-revocation on the following page.

IF YOU ARE IN ANY DOUBT ABOUT THE PROCEDURES FOR ACCEPTANCES,

PLEASE E-MAIL ENDACE’S LEGAL ADVISERS,

DAVID FLACKS OF BELL GULLY, AUCKLAND, AT

david.flacks@bellgully.com

POWER OF ATTORNEY

By signing the front of this form, the Seller hereby enters into a power of attorney in favour of Emulex Bidco as follows:

As from the time of the Offer being declared unconditional, I/we irrevocably authorise and appoint Emulex Bidco (with power of substitution by Emulex Bidco in favour of such person(s) as Emulex Bidco may appoint to act on its behalf) as my/our attorney and agent to act for me/us and to do all matters of any kind or nature whatsoever in respect of or pertaining to the Options referred to above and all rights and benefits attaching to them as Emulex Bidco may think proper and expedient and which I/we could lawfully do or cause to be done if personally acting, including the transfer of Options to any person or persons whatsoever, application to any court whatsoever and execution of all documents in my/our name(s) which Emulex Bidco may consider necessary for all or any of the foregoing purposes.

CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

IF SIGNING UNDER POWER OF ATTORNEY, THE ATTORNEY(S) SIGNING MUST SIGN THE FOLLOWING CERTIFICATE OF NON-REVOCATION OF POWER OF ATTORNEY

I/WE

(Insert name or attorney(s) signing)

of

(Address and occupation)

HEREBY CERTIFIES:

(a)

that by a Power of Attorney dated the                             day of                                                         the Optionholder named and described on the face of this form (the Donor) appointed me/us/his/her/its/their attorney on the terms and conditions out in that Power of Attorney, which terms authorise me to sign this Form of Acceptance for Options;

(b)	that I/we have executed the form printed on the face of this document as attorney under that Power of Attorney and pursuant to the powers thereby conferred upon me/us; and

(c)	that at the date hereof I/we have not received any notice or information of the revocation of that Power of Attorney by the death (or winding up) of the Donor or otherwise.

Signed at                                             this                              day of                             20

Signature of attorney(s)

NOTE: Your signature does not require witnessing.

NOTES AND INSTRUCTIONS FOR COMPLETION

1	TO ACCEPT THE OFFER:

(a)	Insert the date of signing in the space provided. Please complete all relevant parts of this form, and ensure that all details are correct. Please alter this form if required.
(b)

To accept the Offer in respect of all of your Endace options, please do not complete the “Partial Acceptance” line on page 1 and you will then be deemed to have accepted the Offer in respect of all of your Endace options. To accept the Offer in respect of only some of your Endace options, please insert into the “Partial Acceptance” line on page 1 the number of Endace options in respect of which you wish to accept the Offer.

(c)	Sign this form where marked “Your signature(s)”.
(d)	Send, deliver, fax or email this form to Emulex Bidco (see 3 below) together with the option certificate(s) and/or other documents of title.

2	POWER OF ATTORNEY:

If this form is signed under a power of attorney, both a copy of the relevant power of attorney must be submitted with this form and the certificate of non-revocation printed above must be completed by the party holding the power of attorney and signing this form.

3	ON COMPLETION:

Either mail, deliver, fax or email this form as provided for below as soon as possible, but in any event so as to be received by Emulex Bidco not later than 29 January 2013, or, if the Offer Period is extended, by the extended Closing Date.

OPTIONHOLDERS RESIDENT OUTSIDE NEW ZEALAND ARE ENCOURAGED TO RETURN THE FORM OF ACCEPTANCE FOR OPTIONS BY FAX OR E-MAIL

(a)

MAIL: Place the signed Form of Acceptance for Options (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) and send by post to the following address:

Emulex Bidco

c/- David Flacks

Bell Gully

PO Box 4199

Auckland 1140

New Zealand

(b)

DELIVER: Deliver the signed Form of Acceptance for Options (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) to the following address:

Emulex Bidco

c/- David Flacks

Bell Gully

Level 21

Vero Centre

48 Shortland St

Auckland 1010

New Zealand

NOTE: These offices are only open on weekdays during normal business hours.

(c)	FAX: Fax the signed Form of Acceptance for Options to Emulex Bidco, c/- Bell Gully on +64 9 916 8801. The Seller must then either:

(i)

post the original signed Form of Acceptance for Options (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) to Emulex Bidco at the address set out in (a) above; or

(ii)	deliver it (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) to Emulex Bidco at the address set out in (b) above,

as soon as possible after faxing the Form of Acceptance for Options. However, as long as the faxed Form of Acceptance for Options has been received by Emulex Bidco by the Closing Date of the Offer, that acceptance will remain valid notwithstanding that the original is never received.

(d)	E-MAIL: Scan the signed Form of Acceptance for Options and e-mail to Emulex Bidco, c/- Bell Gully at david.flacks@bellgully.com. The Seller must then either:

(i)

post the original signed Form of Acceptance for Options (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) to Emulex Bidco at the address set out in (a) above; or

(ii)	deliver it (together with the option certificate(s) and/or other documents of title and a copy of any relevant power of attorney) to Emulex Bidco at the address set out in (b) above,

as soon as possible after e-mailing the Form of Acceptance for Options. However, as long as the scanned Form of Acceptance for Options has been received by Emulex Bidco by the Closing Date of the Offer, that acceptance will remain valid notwithstanding that the original is never received.

4	INTERPRETATION:

In this form references to the singular include the plural.

5	LOST OPTIONS CERTIFICATES:

If an Optionholder has lost the option certificate(s) and/or other documents of title he or she should confirm by email to Bell Gully that the option certificate(s) and/or other documents of title have been lost. Bell Gully will send a letter of indemnity to that Optionholder by email, and the letter of indemnity must be signed by the Optionholder and accompany the Form of Acceptance for Options submitted.